                                                                    Exhibit 23.5



                          Independent Auditors' Consent



The Board of Trustees and Shareholders
ProLogis:


We consent to incorporation by reference in Registration Statements Nos. 33-92490, 333-38515, 333-74917, 333-79813, 333-86081, 333-43546, 333-43544,
333-36578, 333-04961, 333-60374, 333-63992, 333-95737, 333-75722, 333-88150,
333-102166 and 333-105717 on Form S-3 and Registration Statements Nos. 333-31421, 333-26597, 333-69001, 333-46700, 333-46698, 333-70274 and 333-97895
on Form S-8, of ProLogis of our report dated February 3, 2004, relating to the consolidated balance sheets of ProLogis and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of earnings, shareholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2003, and the related schedule, which reports appear in the December 31, 2003 Annual Report on Form 10-K of ProLogis.

Our report refers to our audit of the adjustments that were applied to revise the 2001 consolidated financial statements, as more fully described in Note 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such adjustments.


KPMG LLP

San Diego, California
March 8, 2004